FORD CREDIT FLOORPLAN CORPORATION
                                       and
                            FORD CREDIT FLOORPLAN LLC
                                   Transferors


                         THE BANK OF NEW YORK (DELAWARE)
                                Delaware Trustee


                              THE BANK OF NEW YORK
                                  Owner Trustee




                       -----------------------------------

                      AMENDED AND RESTATED TRUST AGREEMENT

                           Dated as of August 1, 2001
                       -----------------------------------



                   FORD CREDIT FLOORPLAN MASTER OWNER TRUST A








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                                Table of Contents

                                                                                                        Page

                                    ARTICLE I
                                   DEFINITIONS

   Section 1.01.     Definitions..................................................................................1
   Section 1.02.     Other Definitional Provisions................................................................3

                                   ARTICLE II
                                  ORGANIZATION

   Section 2.01.     Name.........................................................................................4
   Section 2.02.     Offices......................................................................................4
   Section 2.03.     Purpose and Powers...........................................................................4
   Section 2.04.     Appointment of Owner Trustee.................................................................5
   Section 2.04.A    Appointment of Delaware Trustee.............................................................5
   Section 2.05.     Initial Capital Contribution of Trust Estate.................................................6
   Section 2.06.     Declaration of Trust.........................................................................6
   Section 2.07.     Title to Trust Property......................................................................6
   Section 2.08.     Situs of Trust...............................................................................6
   Section 2.09.     Representations and Warranties of Transferors................................................7
   Section 2.10.     Liability of Certificateholders..............................................................8

                                   ARTICLE III
                                  CERTIFICATES

   Section 3.01.     Initial Ownership............................................................................8
   Section 3.02.     Form of Certificates.........................................................................8
   Section 3.03.     Authentication of Certificates...............................................................9
   Section 3.04.     Restrictions on Transfer.....................................................................9
   Section 3.05.     Mutilated, Destroyed, Lost or Stolen Certificate.............................................9
   Section 3.06.     Issuance of New Certificates................................................................10

                                  ARTICLE III A
                          A TRANSFEROR INTEREST ACCOUNT

   Section 3A.01. Establishment of Transferor Interest Account...................................................11
   Section 3A.02. Distribution...................................................................................11

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

   Section 4.01.     Prior Notice to Certificateholders with Respect to Certain Matters..........................11
   Section 4.02.     Restrictions on Power.......................................................................12

                                    ARTICLE V
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

   Section 5.01.     General Authority...........................................................................12
   Section 5.02.     General Duties..............................................................................12
   Section 5.03.     Action upon Instruction.....................................................................13
   Section 5.04.     No Duties Except as Specified in this Agreement or in Instructions..........................14
   Section 5.05.     No Action Except Under Specified Documents or Instructions..................................14
   Section 5.06.     Restrictions................................................................................14

                                   ARTICLE VI
              CONCERNING THE OWNER TRUSTEE AND THE DELAWARE TRUSTEE

   Section 6.01.     Acceptance of Trusts and Duties.............................................................14
   Section 6.02.     Furnishing of Documents.....................................................................16
   Section 6.03.     Representations and Warranties of the Co-Trustees...........................................16
   Section 6.04.     Reliance; Advice of Counsel.................................................................17
   Section 6.05.     Not Acting in Individual Capacity...........................................................18
   Section 6.06.     Co-Trustees Not Liable for Certificates, Notes or Receivables...............................18
   Section 6.07.     Co-Trustees May Own Notes...................................................................19

                                   ARTICLE VII
                    COMPENSATION AND INDEMNITY OF CO-TRUSTEES

   Section 7.01.     Co-Trustees' Fees and Expenses..............................................................19
   Section 7.02.     Indemnification.............................................................................19
   Section 7.03.     Payments to Co-Trustees.....................................................................20

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

   Section 8.01.     Termination of Agreement....................................................................20

                                   ARTICLE IX
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES;
                           SUCCESSOR DELAWARE TRUSTEES

   Section 9.01.     Eligibility Requirements for Owner Trustee and Delaware Trustee.............................20
   Section 9.02.     Resignation or Removal of Owner Trustee or Delaware Trustee.................................21
   Section 9.03.     Successor Co-Trustees.......................................................................22
   Section 9.04.     Merger or Consolidation of Co-Trustee.......................................................22
   Section 9.05.     Appointment of Co-Trustee or Separate Trustee...............................................23
   Section 9.06.     Compliance with Delaware Business Trust Statute.............................................24

                                    ARTICLE X
                                  MISCELLANEOUS

   Section 10.01.    Supplements and Amendments..................................................................24
   Section 10.02.    No Legal Title to Trust Estate in Transferors...............................................25
   Section 10.03.    Limitations on Rights of Others.............................................................26
   Section 10.04.    Notices.....................................................................................26
   Section 10.05.    Severability................................................................................26
   Section 10.06.    Separate Counterparts.......................................................................26
   Section 10.07.    Successors and Assigns......................................................................26
   Section 10.08.    Nonpetition Covenants.......................................................................27
   Section 10.09.    No Recourse.................................................................................27
   Section 10.10.    Headings....................................................................................27
   Section 10.11.    Governing Law...............................................................................27
   Section 10.12.    Transferor Payment Obligation...............................................................27
   Section 10.13.    Acceptance of Terms of Agreement............................................................27
   Section 10.14.    Integration of Documents....................................................................28

                                    EXHIBITS

       Exhibit A  Form of Certificate


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         Amended and Restated Trust Agreement, dated as of August 1, 2001, by and among FORD CREDIT FLOORPLAN CORPORATION, a Delaware corporation formerly known as FORD CREDIT AUTO RECEIVABLES CORPORATION, and FORD CREDIT FLOORPLAN LLC, a Delaware limited liability company formerly known as FORD CREDIT AUTO RECEIVABLES LLC, as Transferors, each having its principal executive office at One American Road, Dearborn, Michigan 48126; THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee under this Agreement, having its principal corporate trust office at White Clay Center, Route 273, Newark, Delaware 19711; and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Owner Trustee under this Agreement, having its principal corporate trust office at 101 Barclay Street, Floor 12E, New York, New York 10286.

                                     RECITAL

         The parties to this Agreement hereby intend to amend and restate that certain Trust Agreement, dated as of June 29, 2001, among Ford Credit Auto Receivables Corporation, Ford Credit Auto Receivables LLC, the Delaware Trustee and the Owner Trustee on the terms and conditions hereinafter set forth.

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

                             STATEMENT OF AGREEMENT

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.     Definitions

         Whenever used in this Agreement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         "Administration Agreement" means the Administration Agreement, dated as of August 1, 2001, between the Issuer and the Administrator.

         "Administrator" means Ford Credit, in its capacity as administrator under the Administration Agreement and its successors and permitted assigns in such capacity.

         "Agreement" means this Amended and Restated Trust Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Certificateholder" or "Holder" means, with respect to the Transferor Interest, a Person in whose name the Certificates are registered or a Person in whose name ownership of the uncertificated interest in the Transferor Interest is recorded in the books and records of the Owner Trustee.

         "Certificates" means the Transferors' uncertificated interest in the Transferor Interest; provided, however, if either Transferor elects to evidence its interest in the Transferor Interest in certificated form pursuant to this Agreement, the certificates will be executed by such Transferor and authenticated by or on behalf of the Owner Trustee, substantially in the form of Exhibit A.

         "Certificate Supplement" has the meaning specified in Section 3.06(b).

         "Corporate Trust Office" means, with respect to the Delaware Trustee, the principal corporate trust office of the Delaware Trustee located at 502 White Clay Center, Route 273, P.O. Box 6973, Newark, Delaware 19711, or such other address as the Delaware Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Delaware Trustee (whose address will be designated by notice from the successor Delaware Trustee to the Certificateholders); and with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 101 Barclay Street, Floor 12E, New York, New York 10286, or such other address as the Owner Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (whose address will be designated by notice from the successor Owner Trustee to each of the Certificateholders).

         "Co-Trustee" means each of the Owner Trustee and the Delaware Trustee.

         "Delaware Trustee" means The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee under this Agreement, and any successor Delaware Trustee hereunder.

         "Expenses" has the meaning specified in Section 7.02.

         "Ford Credit" means Ford Motor Credit Company, a Delaware corporation.

         "Foreclosure Remedy" has the meaning specified in the Indenture.

         "Indemnified Parties" has the meaning specified in Section 7.02.

         "Indenture" means the Indenture, dated as of August 1, 2001, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Indenture Trustee" means The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

         "Issuer" means Ford Credit Floorplan Master Owner Trust A, the trust created by this Agreement acting by and through the Owner Trustee.

         "Owner Trustee" means The Bank of New York, a New York banking corporation, not in its individual capacity but solely as owner trustee under this Agreement (unless otherwise specified herein), and any successor Owner Trustee hereunder.

         "Percentage Interest" means the portion of the Transferor Interest, expressed as a percentage, as stated on the face of each Certificate, if certificated, and otherwise as indicated in the books and records of the Owner Trustee.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Servicer" means Ford Credit, in its capacity as servicer under the Transfer and Servicing Agreements and its successors and permitted assigns in such capacity.

         "Supplemental Certificate" has the meaning specified in subsection 3.06(b).

         "Transfer and Servicing Agreements" means the Transfer and Servicing Agreements, each of which is dated as of August 1, 2001, among the Issuer, the applicable Transferor and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

         "Transferor" means each of Ford Credit Floorplan Corporation, a Delaware corporation, and Ford Credit Floorplan LLC, a Delaware limited liability company, in its capacity as transferor hereunder and its successors and permitted assigns in such capacity.

         "Transferor Interest" has the meaning specified in subsection 3.06(a).

         "Transferor Interest Account" has the meaning specified in Section
3A.01.

         "Trust Estate" means all right, title and interest of the Owner Trustee in and to the property and rights assigned to the Owner Trustee pursuant to
Section 2.05 hereof and Section 2.01 of the Transfer and Servicing Agreements, all monies, securities, instruments and other property on deposit from time to time in the Collection Account, the Excess Funding Account and the Series Accounts and all other property of the Issuer from time to time, including any rights of the Owner Trustee pursuant to the Transfer and Servicing Agreements.

         "Trust Termination Date" has the meaning specified in Section 8.01.

Section 1.02.     Other Definitional Provisions.

(a) All terms used herein and not otherwise defined herein have meanings ascribed to them in the Transfer and Servicing Agreements or the Indenture, as applicable, and, with respect to any Series, the related Indenture Supplement.

(b) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document control.

(d) Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

(e) Unless otherwise specified, references to any dollar amount on any particular date means such amount at the close of business on such day.

(f) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE II

                                  ORGANIZATION

Section 2.01.     Name.

         The trust created hereby, referred to herein as the Issuer, is to be known as "Ford Credit Floorplan Master Owner Trust A," in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments on behalf of the Issuer and sue and be sued on behalf of the Issuer.

Section 2.02.     Offices.

         The Delaware office of the Issuer will be in care of the Delaware Trustee at the Corporate Trust Office of the Delaware Trustee or at such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Indenture Trustee and the Certificateholders. The New York office of the Issuer will be in care of the Owner Trustee at the Corporate Trust Office of the Owner Trustee or at such other address in the State of New York as the Owner Trustee may designate by written notice to the Indenture Trustee and the Certificateholders.

Section 2.03.     Purpose and Powers.

         The purpose of the Issuer is, and the Issuer has the power and authority, to engage in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates upon the written order of the related Transferor;

(ii) with the proceeds of the sale of the Notes and the Certificates, to pay the organizational, start-up and transactional expenses of the Issuer, to acquire the Receivables and to pay the Transferors the amounts owed pursuant to Section 2.01 of each of the Transfer and Servicing Agreements;

(iii) to assign, grant, pledge and mortgage the Trust Estate to the Indenture Trustee pursuant to the Indenture and to hold, manage and distribute to the Transferors pursuant to the terms of this Agreement and the Transaction Documents any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

(iv) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi) subject to compliance with the Transaction Documents, to engage in such other activities as are required in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Certificateholders.

         The Issuer may not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

Section 2.04.     Appointment of Owner Trustee.

         The Transferors hereby appoint the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.04.A    Appointment of Delaware Trustee.

         The Delaware Trustee is appointed to serve as the trustee of the Issuer in the State of Delaware for the sole and limited purpose of satisfying the requirement of Section 3807 of the Delaware Business Trust Statute that the Issuer have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto and by the Certificateholders that the Delaware Trustee has none of the duties or liabilities of the Owner Trustee. The duties of the Delaware Trustee are limited to (a) accepting legal process served on the Issuer in the State of Delaware and (b) executing and filing any certificates with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute and file pursuant to Section 3811 of the Delaware Business Trust Statute. The Delaware Trustee shall provide prompt notice to the Owner Trustee of its performance of any such acts. The Delaware Trustee shall take such action or refrain from taking such action under this Agreement as it may be directed by Certificateholders representing an aggregate Percentage Interest of at least 51%, in accordance with Section 5.03. The parties to this Agreement and the Certificateholders understand and agree that the Delaware Trustee is not entitled to exercise any powers, nor has the Delaware Trustee any of the duties and liabilities, of the Owner Trustee. The Delaware Trustee is not liable for the acts or omissions of the Owner Trustee, the Transferors, the Certificateholders or the Issuer. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Issuer or to the Certificateholders, it is hereby understood and agreed by the other parties hereto and by the Certificateholders that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware Trustee owes no fiduciary or other duties to the Issuer, the Transferors or the Certificateholders except as expressly provided for in this Agreement.

Section 2.05.     Initial Capital Contribution of Trust Estate.

         As of June 29, 2001, each Transferor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $0.50. The Owner Trustee hereby acknowledges receipt in trust from the Transferors, as of such date, of the foregoing contribution, which constitutes the initial Trust Estate and will be held by the Owner Trustee. The Transferors will pay organizational expenses of the Issuer as they may arise or will, upon the request of the Owner Trustee or the Delaware Trustee, promptly reimburse the Owner Trustee or the Delaware Trustee, as applicable, for any such expenses paid by the Owner Trustee or the Delaware Trustee.

Section 2.06.     Declaration of Trust.

         The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Transferors, subject to the obligations of the Issuer under the Transaction Documents to which it is a party. It is the intention of the parties hereto that (i) the Issuer constitute a statutory business trust under the laws of the State of Delaware and that this Agreement constitute the governing instrument of such business trust and (ii) for income and franchise tax purposes, the Issuer will be treated as a security device and disregarded as an entity and each of its assets treated as owned by the Transferor that transferred such asset to the Issuer. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee has all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Issuer. Together with the Delaware Trustee, the Owner Trustee has filed the Certificate of Trust with the Secretary of State of the State of Delaware.

Section 2.07.     Title to Trust Property.

         Legal title to all the Trust Estate will be vested at all times in the Issuer as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case it will be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.08.     Situs of Trust.

         The Issuer will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Issuer will be located in the State of Delaware or the State of New York. The Issuer will not have any employees in any state other than Delaware; provided, however, that nothing herein will restrict or prohibit The Bank of New York, in its capacity as Owner Trustee or otherwise, or The Bank of New York (Delaware), in its capacity as Delaware Trustee or otherwise, from having employees within or without the State of Delaware. Payments will be received by the Issuer only in the State of Delaware or the State of New York, and payments will be made by the Issuer only from Delaware or New York. The principal office of the Issuer will be at the Corporate Trust Office of the Owner Trustee.

Section 2.09.     Representations and Warranties of Transferors.

         Each Transferor hereby represents and warrants to the Owner Trustee and the Delaware Trustee that:

(a) Such Transferor is a Delaware corporation or limited liability company, as applicable, duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate or company power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement and any other document related hereto to which it is a party and to perform its obligations as contemplated hereby and thereby.

(b) Such Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to such Transferor, in each jurisdiction where failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under this Agreement or any other document related hereto to which such Transferor is a party.

(c) The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement and in the other Transaction Documents to which such Transferor is a party have been duly authorized by it by all necessary corporate or other action on its part and each of this Agreement and the other Transaction Documents to which it is a party will remain, from the time of its execution, an official record of such Transferor. Such Transferor has the power and authority to assign the property to be assigned to and deposited with the Issuer pursuant to Section 2.05 of this Agreement and Section
2.01 of the applicable Transfer and Servicing Agreement.

(d) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Transferor is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement).

(e) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to such Transferor.

(f) There are no proceedings pending or, to the best knowledge of such Transferor, proceedings threatened or investigations pending or threatened against it before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over it (i) asserting the invalidity of any of the Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents to which it is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by it of its obligations under the Transaction Documents to which it is a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Transaction Documents to which it is a party.

Section 2.10.     Liability of Certificateholders.

         The holders of the Certificates and any Supplemental Certificates will not be personally liable for the debts or other obligations of the Issuer except to the extent provided otherwise in the Transaction Documents.

                                  ARTICLE III

                                  CERTIFICATES

Section 3.01.     Initial Ownership.

         Upon the formation of the Issuer by the contribution pursuant to
Section 2.05, the Transferors will be the sole beneficial owners of the Issuer.

Section 3.02.     Form of Certificates.

(a) A Transferor or any Subsequent Transferor may elect at any time, by written notice to the Owner Trustee, to have its interest in the Transferor Interest be
(i) an uncertificated interest or (ii) evidenced by a certificate. The Certificate, if certificated, will be issued in registered form, substantially in the form of Exhibit A, and will, upon issue, be executed and delivered by such Transferor to the Owner Trustee for authentication and redelivery as provided in Section 3.03. If a Transferor or any Subsequent Transferor elects to have its interest in the Transferor Interest be uncertificated, it will deliver to the Owner Trustee for cancellation any Certificate or Supplemental Certificate, as the case may be, previously issued and the Owner Trustee will make appropriate entries in its books and records to evidence such uncertificated interest in the Transferor Interest. The Owner Trustee will keep with the books and records of the Issuer a register, in book-entry form, of each Person owning any uncertificated interest in the Transferor Interest. The Certificates, if in certificated form, will consist of two certificates that together initially will represent the entire Transferor Interest.

(b) The Certificates will be executed by manual or facsimile signature of the Owner Trustee. The Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Issuer, will, when duly authenticated pursuant to
Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of the Certificates or did not hold such offices at the date of authentication and delivery of the Certificates.

Section 3.03.     Authentication of Certificates.

         On the Closing Date, the Owner Trustee will authenticate and deliver the Certificates, if certificated, upon the written order of the related Transferor, signed by its chairman of the board, its president, any vice president, secretary, any assistant treasurer or any authorized signer, without further corporate or other action by such Transferor. No Certificate will be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Owner Trustee by the manual signature of a duly authorized signer, and such certificate upon any Certificate will be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Each Certificate will be dated the date of its authentication.

Section 3.04.     Restrictions on Transfer.

         To the fullest extent permitted by applicable law, the Certificates (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person; provided, however, that a Certificate (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of if (i) the transferor thereof has provided the Owner Trustee and the Indenture Trustee with a Tax Opinion and (ii) the Rating Agency Condition has been satisfied, in each case relating to such sale, transfer, assignment, participation, pledge or other disposition.

Section 3.05.     Mutilated, Destroyed, Lost or Stolen Certificate.

         If (a) any mutilated Certificate is surrendered to the Owner Trustee, or the Owner Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Owner Trustee such security or indemnity as it may require to hold it harmless, then, in the absence of notice to the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Issuer will execute, and the Owner Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor (including the same date of issuance) and Percentage Interest. In connection with the issuance of any replacement Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith. Every replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate will constitute complete and indefeasible evidence of an ownership interest in the Issuer, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate is found at any time.

Section 3.06.     Issuance of New Certificates.

(a) Taken together, the Certificates represent a 100% Percentage Interest in the beneficial ownership of the Trust Estate not allocated to the Noteholders' Collateral pursuant to the Transaction Documents. The beneficial ownership of the Trust Estate includes the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Indenture Supplement to be paid to the Transferors on behalf of all Holders of the Certificates (the "Transferor Interest") and the other Trust Assets subject to the lien of the Indenture; provided, however, that such rights with respect to the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement are subject to the lien of the Notes and are limited as specifically provided in the Transfer and Servicing Agreements, the Indenture or any Indenture Supplement.

(b) In connection with the issuance of a new Series of Notes, the designation of a Subsequent Transferor pursuant to Section 4.05 of the Transfer and Servicing Agreements, if applicable, or at any other time, a Transferor may surrender its certificated or uncertificated Certificate to the Owner Trustee in exchange for a newly issued certificated or uncertificated Certificate and a second certificated or uncertificated interest in the Transferor Interest (a "Supplemental Certificate"), the terms of which will be defined in a supplement (a "Certificate Supplement") to this Agreement (which Certificate Supplement will be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of such Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer and exchange thereof). Notwithstanding anything contained herein, any exchange of a certificated Certificate for an uncertificated Certificate or an uncertificated Certificate for a certificated Certificate by the Holder of such Certificate will not be subject to the conditions set forth in clauses (i) through (vi) below. Except as set forth in the immediately preceding sentence, the issuance of any such Supplemental Certificate will be subject to satisfaction of the following conditions:

(i) on or before the fifth day immediately preceding the Certificate surrender and exchange, the requesting Transferor has given the Owner Trustee, the Servicer, the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such Certificate surrender and exchange;

(ii) such Transferor has delivered to the Owner Trustee and the Indenture Trustee any related Certificate Supplement in form satisfactory to the Owner Trustee and the Indenture Trustee, executed by each party to this Agreement (other than the Owner Trustee, the Indenture Trustee and the Holder of the Supplemental Certificate, if any);

(iii) such surrender and exchange will not result in any Adverse Effect and such Transferor has delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the date of such surrender and exchange, to the effect that such Transferor reasonably believes that such surrender and exchange will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect;

(iv) such Transferor has delivered to the Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the date of such surrender and exchange with respect to such surrender and exchange; and

(v) the Net Adjusted Pool Balance as of the date of such surrender and exchange is greater than the Required Pool Balance as of the date of such surrender and exchange after giving effect to such surrender and exchange.

(c) Any Supplemental Certificate held by any Person may be transferred or exchanged only upon the delivery to the Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

                                  ARTICLE III A

                           TRANSFEROR INTEREST ACCOUNT

         Section 3A.01.  Establishment of Transferor Interest Account.

         The Owner Trustee will establish and maintain a Qualified Account in the name of "Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC for the benefit of the Certificateholders" (or such other name as the Transferors may direct in writing) to be designated as the "Transferor Interest Account." The Transferor Interest Account will be established and maintained initially with the Corporate Trust Office of The Bank of New York. The Transferor Interest Account will be established and maintained pursuant to an account agreement that specifies New York law as the governing law.

         Section 3A.02.  Distribution.

         All monies distributed to the Owner Trustee by the Indenture Trustee from time to time for distribution to the Certificateholders will be deposited in the Transferor Interest Account and the Transferors, in turn, will cause distributions to be made therefrom to the Certificateholders at such times and in such amounts as the Transferors mutually agree.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

Section 4.01.     Prior Notice to Certificateholders with Respect to Certain
                  Matters.

         With respect to the following matters, unless otherwise instructed by Certificateholders representing at least 51% of the Percentage Interest of the Transferor Interest, the Owner Trustee need not take action unless at least thirty (30) days before the taking of such action the Owner Trustee has given notice to each of the Certificateholders of:

(a) the initiation of any claim or lawsuit by the Issuer or the Owner Trustee (other than an action to collect on the Trust Estate) and the settlement of any action, claim or lawsuit brought by or against the Issuer or the Owner Trustee (other than an action to collect on the Trust Estate);

(b) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Business Trust Statute);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders taken as a whole;

(e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders taken as a whole; or

(f) the appointment pursuant to the Indenture of a replacement or successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar, Administrator or Indenture Trustee of its obligations under the Indenture.

Section 4.02.     Restrictions on Power.

         The Owner Trustee will not be required to take or refrain from taking any action if such action or inaction is contrary to any obligation of the Owner Trustee under any of the Transaction Documents or contrary to Section 2.03.

                                   ARTICLE V

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.01.     General Authority.

         The Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuer the Transaction Documents and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Transferors approve as evidenced conclusively by the Owner Trustee's execution thereof and the Transferors' execution of the related documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Issuer as is permitted by this Agreement and the other Transaction Documents and which Certificateholders representing at least 51% of the Percentage Interest of the Transferor Interest or the Administrator directs in writing with respect to the Transaction Documents.

Section 5.02.     General Duties.

         Subject to Section 4.01 hereof, it is the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents to which the Issuer is a party and to administer the Issuer in the interest of the Certificateholders taken as a whole, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding anything else to the contrary in this Agreement, the Owner Trustee will be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Issuer hereunder or under any other Transaction Document, and the Owner Trustee will not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Transaction Documents, the Owner Trustee has no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

Section 5.03.     Action upon Instruction.

(a) The Owner Trustee will not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee reasonably determines, or is advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.

(b) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Transaction Document, the Owner Trustee will promptly give notice (in such form as is appropriate under the circumstances) to each of the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from Certificateholders representing at least 51% of the Percentage Interest of the Transferor Interest, the Owner Trustee will not be liable on account of such action to any Person. If the Owner Trustee does not receive appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action, not in violation of this Agreement or the other Transaction Documents, as it deems to be in the best interest of the Transferors taken as a whole, and will have no liability to any Person for such action or inaction.

(c) If the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or if this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as is appropriate under the circumstances) to each of the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Certificateholders representing at least 51% of the Percentage Interest of the Transferor Interest, the Owner Trustee will not be liable, on account of such action or inaction, to any Person. If the Owner Trustee does not receive appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action, not in violation of this Agreement or the other Transaction Documents, as it deems to be in the best interest of the Transferors taken as a whole, and will have no liability to any Person for such action or inaction.

Section 5.04.     No Duties Except as Specified in this Agreement or in
                  Instructions.

         The Owner Trustee has no duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Issuer or the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations are to be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee has no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Issuer or to record this Agreement or any other Transaction Document. The Bank of New York nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

Section 5.05.     No Action Except Under Specified Documents or Instructions.

         The Owner Trustee may not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the other Transaction Documents to which the Issuer or the Owner Trustee is a party and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03. Neither the Transferors nor the Certificateholders may direct the Owner Trustee to take any action that would violate the provisions of this Section 5.05.

Section 5.06.     Restrictions.

         The Owner Trustee may not take any action (i) that would violate the purposes of the Issuer set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Issuer becoming an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Neither the Transferors nor the Certificateholders may direct the Owner Trustee to take action that would violate the provisions of this Section 5.06.

                                   ARTICLE VI

              CONCERNING THE OWNER TRUSTEE AND THE DELAWARE TRUSTEE

Section 6.01.     Acceptance of Trusts and Duties.

         Each of the Owner Trustee and the Delaware Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. Each Co-Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Transaction Documents to which such Co-Trustee is a party. Each Co-Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in
Section 6.03 expressly made by such Co-Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Co-Trustees will not be liable for any error of judgment made by a responsible officer of either of the Co-Trustees;

(b) the Co-Trustees will not be liable with respect to any action taken or omitted to be taken by them in accordance with the instructions of the Administrator or Certificateholders representing at least 51% of the Percentage Interest of the Transferor Interest;

(c) no provision of this Agreement or any other Transaction Document will require the Co-Trustees to expend or risk funds or otherwise incur any financial liability in the performance of any of their rights or powers hereunder or under any other Transaction Document, if the Co-Trustees have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to them;

(d) under no circumstances will the Co-Trustees be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

(e) the Co-Trustees will not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferors or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the other Transaction Documents, other than the genuineness of the signature and countersignature of the Owner Trustee on the certificate of authentication on the Certificates, and the Co-Trustees will in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Transferors or to the Certificateholders, other than as expressly provided for herein or expressly agreed to in the other Transaction Documents;

(f) the Co-Trustees will not be liable for the default or misconduct of the Transferors, the Servicer, the Administrator or the Indenture Trustee under any of the other Transaction Documents or otherwise, and the Co-Trustees will have no obligation or liability to perform the obligations of the Owner Trustee hereunder or under the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreements;

(g) the Co-Trustees will be under no obligation to exercise any of the rights or powers vested in them by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of Certificateholders representing at least 51% of the Percentage Interest of the Transferor Interest, unless such Certificateholders have offered to the Co-Trustees security or indemnity satisfactory to them against the costs, expenses and liabilities that may be incurred by the Co-Trustees therein or thereby. The right of the Co-Trustees to perform any discretionary act enumerated in this Agreement or in any other Transaction Document is not to be construed as a duty, and the Co-Trustees will not be answerable for, other than the negligence or willful misconduct of either of them in the performance of, any such act; and

(h) notwithstanding anything contained herein to the contrary, the Delaware Trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action (i) requires the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Delaware Trustee (other than any registration, licensing or taking of any other similar action that at the time of such action is in effect or has been taken); (ii) results in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Delaware Trustee; or (iii) subjects the Delaware Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee contemplated hereby. The Delaware Trustee will be entitled to obtain advice of counsel (which advice will be an expense of the Transferors) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. If said counsel advises the Delaware Trustee that such action will result in such consequences, Certificateholders representing at least 51% of the Percentage Interest of the Transferor Interst will appoint an additional trustee pursuant to Section 9.05 hereof to proceed with such action.

Section 6.02.     Furnishing of Documents.

         The Owner Trustee will furnish to each of the Transferors, the Certificateholders and the Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 6.03.     Representations and Warranties of the Co-Trustees.

(a) The Owner Trustee hereby represents and warrants to the Transferors and each Certificateholder that:

(i) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(iii) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal, New York or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or, any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(b) The Delaware Trustee hereby represents and warrants to the Transferors and each Certificateholder that:

(i) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(iii) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Delaware Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 6.04.     Reliance; Advice of Counsel.

(a) The Co-Trustees may rely upon, will be protected in relying upon, and will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper (whether in its original or facsimile form) reasonably believed by them to be genuine and reasonably believed by them to be signed by the proper party or parties. The Co-Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Co-Trustees may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate will constitute full protection to the Co-Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of their duties and obligations under this Agreement or the other Transaction Documents, the Co-Trustees (i) may act directly or through their agents or attorneys pursuant to agreements entered into with any of them, and the Co-Trustees will not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys are selected by the Co-Trustees with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by them. The Co-Trustees will not be liable for anything done, suffered or omitted in good faith by them in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Transaction Document.

Section 6.05.     Not Acting in Individual Capacity.

         Except as expressly provided in this Article VI, in accepting the trusts hereby created The Bank of New York acts solely as Owner Trustee hereunder and The Bank of New York (Delaware) acts solely as Delaware Trustee hereunder and not in their individual capacities, and all Persons having any claim against the Co-Trustees by reason of the transactions contemplated by this Agreement or any other Transaction Document may look only to the Trust Estate for payment or satisfaction thereof.

Section 6.06.     Co-Trustees Not Liable for Certificates, Notes or Receivables.

         The recitals contained herein and in the Certificates (other than the genuineness of the signature and counter-signature of the Owner Trustee on the Certificates and the representations and warranties of the Co-Trustees in
Section 6.03) will be taken as the statements of the Transferors, and the Co-Trustees assume no responsibility for the correctness thereof. The Co-Trustees make no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Certificates (other than the genuineness of the signature and countersignature of the Owner Trustee on the Certificates), the Notes, or of any Receivable or related documents. The Owner Trustee, the Delaware Trustee, The Bank of New York and The Bank of New York (Delaware) will at no time have any responsibility or liability for or with respect to (a) the legality, validity and enforceability of the Receivables; or
(b) unless otherwise required in accordance with the terms of the Transaction Documents, the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority; or (c) for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of the Receivables; the existence and contents of the Receivables on any computer or other record thereof; the validity of the assignment of the Receivables to the Issuer or of any intervening assignment; the completeness of the Receivables; the performance or enforcement of the Receivables; the compliance by the Transferors with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee or the Delaware Trustee; provided, however, that if the Owner Trustee is appointed by the Administrator to perform the actions specified in clause (b) of this sentence and the Owner Trustee accepts such appointment, then with respect to the actions specified in such clause (b), this sentence will have no effect with regard to the Owner Trustee.

Section 6.07.     Co-Trustees May Own Notes.

         The Bank of New York and The Bank of New York (Delaware), in their individual or any other capacities may become the owner or pledgee of Notes and may deal with the Transferors, the Administrator, the Servicer and the Indenture Trustee in banking transactions with the same rights as they would have if they were not the Owner Trustee and the Delaware Trustee, respectively.

                                  ARTICLE VII

                    COMPENSATION AND INDEMNITY OF CO-TRUSTEES

Section 7.01.     Co-Trustees' Fees and Expenses.

         The Co-Trustees will receive as compensation for their services hereunder such fees as have been separately agreed upon before the date hereof between each of the Transferors and the Co-Trustees, and the Co-Trustees will be entitled to be reimbursed, jointly and severally, by the Transferors for their other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Co-Trustees may employ in connection with the exercise and performance of their rights and their duties hereunder; provided, however, that the Co-Trustees' rights to enforce such obligation is subject to the provisions of
Section 10.08. Such amounts will be treated for tax purposes as having been contributed to the Issuer by the respective Transferors and the tax deduction for such amounts will be allocated to the respective Transferors in accordance with the actual payments made by each Transferor.

Section 7.02.     Indemnification.

         The Transferors will be liable, jointly and severally, as primary obligor for, and will indemnify the Co-Trustees, The Bank of New York, The Bank of New York (Delaware) and their respective successors, assigns, agents, employees and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Co-Trustees, The Bank of New York, The Bank of New York (Delaware) or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the acceptance and administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder; provided that the Transferors will not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, (ii) the inaccuracy of any representation or warranty contained in Section 6.03 made by the Indemnified Party or (iii) taxes imposed on The Bank of New York or The Bank of New York (Delaware) in connection with the fees earned by either of them pursuant to this Agreement. An Indemnified Party's right to enforce such obligation is subject to the provisions of Section
10.08. The indemnities contained in this Section will survive the resignation or removal of the Co-Trustees or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity is sought pursuant to this Section, the Co-Trustees' choice of legal counsel will be subject to the approval of the Transferors, which approval may not be unreasonably withheld.

Section 7.03.     Payments to Co-Trustees.

         Any amounts paid to the Co-Trustees pursuant to this Article VII will be deemed not to be a part of the Trust Estate immediately after such payment.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

Section 8.01.     Termination of Agreement.

         The legal existence of the Issuer will terminate upon the earlier of
(i) December 31, 2016 and (ii) at the option of the Transferors, the day following the day on which the right of all Series of Notes to receive payments from the Trust Estate has terminated (the "Trust Termination Date"). Any money or other property held as part of the Trust Estate following such termination will be distributed to the Transferors. The bankruptcy, liquidation, dissolution, termination, death or incapacity of either Transferor will not (1) operate to terminate this Agreement or the legal existence of the Issuer or (2) entitle either Transferor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate or (3) otherwise affect the rights, obligations and liabilities of the parties hereto. Upon dissolution of the Issuer, the Owner Trustee will wind up the business and affairs of the Issuer as required by Section 3808 of the Delaware Business Trust Statute.

         Except as provided in this Section 8.01, the Transferors will not be entitled to revoke or terminate the legal existence of the Issuer or this Agreement.

         Upon the winding up of the Issuer, this Agreement (other than Article
VII) will terminate.

                                   ARTICLE IX

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES;
                           SUCCESSOR DELAWARE TRUSTEES

Section 9.01.     Eligibility Requirements for Owner Trustee and Delaware
                  Trustee.

(a) The Owner Trustee will at all times (i) be a corporation authorized to exercise corporate trust powers; (ii) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (iii) have (or have a parent that has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's and, if rated by Fitch, at least BBB- by Fitch, or be otherwise satisfactory to each Rating Agency. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee ceases to be eligible in accordance with the provisions of this Section, the Owner Trustee will resign immediately in the manner and with the effect specified in Section 9.02.

(b) The Delaware Trustee will at all time be a corporation satisfying the provisions of Section 3807(a) of the Delaware Business Trust Statute. If at any time the Delaware Trustee ceases to be eligible in accordance with the provisions of this Section, the Delaware Trustee will resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02.     Resignation or Removal of Owner Trustee or Delaware Trustee.

(a) The Owner Trustee or the Delaware Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator will promptly appoint a successor Owner Trustee or the Delaware Trustee, as applicable, by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Owner Trustee or the Delaware Trustee and one copy to the successor Owner Trustee or the Delaware Trustee. If no successor Owner Trustee or the Delaware Trustee has been appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Delaware Trustee may, at the expense of the Transferors, petition any court of competent jurisdiction for the appointment of a successor Owner Trustee or the Delaware Trustee, as applicable, provided, however, that such right to appoint or to petition for the appointment of any such successor will in no event relieve the resigning Owner Trustee or the Delaware Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

(b) If at any time a Co-Trustee ceases to be eligible in accordance with the provisions of Section 9.01, or if a Co-Trustee resigns pursuant to this Section 9.02, or if a Co-Trustee fails to resign after written request therefor by the Administrator, or if at any time a Co-Trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of a Co-Trustee or of its property is appointed, or any public officer takes charge or control of a Co-Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may, but will not be required to, remove such Co-Trustee or may remove both Co-Trustees. If the Administrator removes one or both of the Co-Trustees under the authority of the immediately preceding sentence, the Administrator will promptly (i) appoint a successor Co-Trustee or Co-Trustees, as applicable, by written instrument, in duplicate, one copy of which instrument will be delivered to the outgoing Co-Trustee or Co-Trustees, as applicable, so removed and one copy to the successor Co-Trustee or Co-Trustees, as applicable, and (ii) pay all fees owed to the outgoing Co-Trustee or Co-Trustees, as applicable.

(c) Any resignation or removal of a Co-Trustee and appointment of a successor Co-Trustee or Co-Trustees pursuant to any of the provisions of this Section will not become effective until acceptance of appointment by the successor Co-Trustee or Co-Trustees pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Co-Trustee or Co-Trustees and the filing of a certificate of amendment to the Certificate of Trust if required by the Delaware Business Trust Statute. The Administrator will provide notice of such resignation or removal of the Co-Trustee or Co-Trustees to any remaining Co-Trustee and to each Rating Agency.

Section 9.03.     Successor Co-Trustees.

(a) Any successor Co-Trustee appointed pursuant to Section 9.02 will execute, acknowledge and deliver to the Administrator and to its predecessor Co-Trustee an instrument accepting such appointment under this Agreement. Upon the resignation or removal of the predecessor Co-Trustee becoming effective pursuant to Section 9.02 such successor Co-Trustee, without any further act, deed or conveyance, will become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee or Delaware Trustee, as applicable. The predecessor Co-Trustee will, upon payment of its fees and expenses, deliver to the successor Co-Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Co-Trustee will execute and deliver such instruments and do such other things as are reasonably required for fully and certainly vesting and confirming in the successor Co-Trustee all such rights, powers, duties, and obligations.

(b) No successor Co-Trustee may accept appointment as provided in this Section, unless at the time of such acceptance such successor Co-Trustee is eligible pursuant to Section 9.01.

(c) Upon acceptance of appointment by a successor Co-Trustee pursuant to this Section, the Administrator will provide notice of such acceptance of appointment including the name of such successor Co-Trustee Trustee to each of the Transferors, the Certificateholders, the Indenture Trustee, the Noteholders, any remaining Co-Trustee and each Rating Agency. If the Administrator fails to provide such notice within ten (10) days after acceptance of appointment by the successor Co-Trustee Trustee, the successor Co-Trustee will cause such notice to be provided at the expense of the Administrator.

(d) Any successor Delaware Trustee appointed hereunder will prepare, execute and file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

Section 9.04.     Merger or Consolidation of Co-Trustee.

         Notwithstanding anything herein to the contrary, any corporation into which a Co-Trustee is merged or converted or with which it is consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Co-Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Co-Trustee, will be the successor of such Co-Trustee hereunder without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided that such corporation is required to meet the eligibility requirements set forth in Section 9.01; and provided, further, that such Co-Trustee (i) provide notice of such merger or consolidation to each Rating Agency not less than fifteen (15) days prior to the effective date thereof and (ii) file an amendment to the Certificate of Trust as required by Section 9.03.

Section 9.05.     Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly will have the power and will execute and deliver all instruments to appoint one or more Persons approved by each of the Administrator and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator has not joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone will have the power to make such appointment. No co-trustee or separate trustee under this Agreement will be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee will be required pursuant to Section 9.03.

         Each separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee will be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly
         (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee appointed under this Section 9.05 will be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument will be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 9.06.     Compliance with Delaware Business Trust Statute.

         Notwithstanding anything herein to the contrary, the Issuer will at all times have at least one trustee that meets the requirements of Section 3807(a) of the Delaware Business Trust Statute.

                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.01.    Supplements and Amendments.

(a) This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Transferors and the Owner Trustee, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that such amendment:

(i) may not, as evidenced by an Officer's Certificate of each Transferor addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder or such Transferor; and

(ii) may not, as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Issuer to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

(b) Additionally, notwithstanding Section 10.01(a), this Agreement will be amended by the Transferors and the Owner Trustee without the consent of the Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Issuer (1) to qualify as, and to permit an election to be made to cause the Issuer to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (2) to avoid the imposition of state or local income or franchise taxes imposed on the Issuer's property or its income; provided, however, that:

(i) each Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection;

(ii)     the Rating Agency Condition has been satisfied; and

(iii) such amendment does not affect the rights, duties or obligations of the Owner Trustee hereunder.

(c) This Agreement may also be amended from time to time by a written amendment duly executed and delivered by the Transferors and the Owner Trustee, with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that without the consent of all Noteholders, no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders; or

(ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment; and

provided, further, any such amendment will be subject to delivery to the Indenture Trustee of a Tax Opinion.

(d) Promptly after the execution of any such amendment or consent, the Transferors will furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Rating Agency. The Noteholders must consent to and approve the substance of all proposed amendments and consents, but they need not consent to and approve in writing the particular form of such amendment or consent. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee will cause the filing of such amendment with the Secretary of State.

(e) The Owner Trustee is entitled to receive, and will be fully protected in relying upon, an Officer's Certificate of each Transferor or the Administrator to the effect that the conditions to such Amendment have been satisfied. The Owner Trustee may, but is not obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

(f) No amendment to this Agreement may be made that affects the rights and liabilities of the Delaware Trustee without the consent of the Delaware Trustee.

(g) No amendment to this Agreement may be made that affects the Certificate of Trust without the consent of the Delaware Trustee.

Section 10.02.    No Legal Title to Trust Estate in Transferors.

         The Transferors do not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of either Transferor to and in its beneficial ownership interest in the Trust Estate will operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 10.03.    Limitations on Rights of Others.

         The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Delaware Trustee, the Transferors, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, is to be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.04.    Notices.

         Unless otherwise expressly specified or permitted by the terms hereof, all notices must be in writing and will be sufficiently given if delivered in person or by overnight courier service at, or sent by facsimile transmission or other electronic transmission, followed by first class mail, to (i) in the case of the Owner Trustee at its Corporate Trust Office, Attention: ________________ (facsimile: 212-815-5544), (ii) in the case of the Delaware Trustee at its Corporate Office, Attention: Corporate Trust Administration (facsimile:
302-283-8279), (iii) in the case of Ford Credit Floorplan Corporation at One American Road, Dearborn, Michigan 48126, Attention: Secretary, Office of the General Counsel (facsimile: 313-248-7613), (iv) in the case of Ford Credit Floorplan LLC at One American Road, Dearborn, Michigan 48126, Attention:
Secretary, Office of the General Counsel (facsimile: 313-248-7613), or (v) as to each other party, at such other address as may be designated by such party in a written notice to each other party. All notices will be effective on receipt.

Section 10.05.    Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06.    Separate Counterparts.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

Section 10.07.    Successors and Assigns.

         All covenants and agreements contained herein are binding upon, and inure to the benefit of, the Owner Trustee and its successors, the Delaware Trustee and its successors and the Transferors and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Transferor will bind the successors and assigns of such Transferor.

Section 10.08.    Nonpetition Covenants.

         Notwithstanding any prior termination of the legal existence of the Issuer or this Agreement, the Owner Trustee (not in its individual capacity but solely as Owner Trustee) may not at any time with respect to the Issuer or any Transferor, acquiesce, petition or otherwise invoke or cause the Issuer or such Transferor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer or such Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or such Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or such Transferor; provided, however, that this Section is not intended to preclude any remedy described in Article V of the Indenture.

Section 10.09.    No Recourse.

         Each of the Transferors by accepting the Certificates acknowledges that the Certificates do not represent interests in or obligations of the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

Section 10.10.    Headings.

         The headings of the various Articles and Sections herein are for convenience of reference only and are not intended to define or limit any of the terms or provisions hereof.

Section 10.11.    Governing Law.

         THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12.    Transferor Payment Obligation.

         The Transferors are jointly and severally responsible for payment of the Administrator's fees under the Administration Agreement (to the extent not paid pursuant to [Section 4.04(a) of the applicable Indenture Supplement]) and will reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

Section 10.13.    Acceptance of Terms of Agreement.

         THE RECEIPT AND ACCEPTANCE OF A CERTIFICATE BY ANY TRANSFEROR, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY SUCH TRANSFEROR OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND CONSTITUTE THE AGREEMENT OF THE ISSUER THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT ARE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER AND SUCH TRANSFEROR.

Section 10.14.    Integration of Documents.

         This Agreement constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the Transferors, the Owner Trustee and the Delaware Trustee have caused this Trust Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

                                            FORD CREDIT FLOORPLAN CORPORATION,
                                                as Transferor


                                            By
                                              ---------------------------------
                                            Name:  Susan J. Thomas
                                            Title: Secretary

                                            FORD CREDIT FLOORPLAN LLC,
                                                as Transferor


                                            By
                                              ---------------------------------
                                            Name:  Susan J. Thomas
                                            Title: Secretary

                                            THE BANK OF NEW YORK,
                                                as Owner Trustee


                                            By
                                              ---------------------------------
                                            Name:
                                            Title:

                                            THE BANK OF NEW YORK (DELAWARE),
                                                as Delaware Trustee


                                            By
                                              ---------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit A

                               Form of Certificate

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

         THIS CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRANSFER AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. _________                                          Percentage Interest ___%

                   FORD CREDIT FLOORPLAN MASTER OWNER TRUST A

                                   CERTIFICATE

         Evidencing an interest in a trust, the corpus of which consists primarily of an interest in receivables arising from time to time in connection with dealer floorplan financing accounts transferred by Ford Credit Floorplan Corporation, a Delaware corporation, and Ford Credit Floorplan LLC, a Delaware limited liability company, as transferors (collectively, the "Transferors" and, individually, a "Transferor").

 (Not an interest in or obligation of the Transferors or any affiliate thereof)

         This certifies that [FORD CREDIT FLOORPLAN CORPORATION] [FORD CREDIT FLOORPLAN LLC] is the registered owner of a beneficial ownership interest in the assets of a trust (the "Trust") subject to the lien of the Noteholders pursuant to the Indenture, dated as of August 1, 2001 (as amended and supplemented, the "Indenture"), between the Issuer and The Chase Manhattan Bank, as Indenture Trustee, and not allocated to the interest of any Holder of a Supplemental Certificate pursuant to the Amended and Restated Trust Agreement, dated as of August 1, 2001 (as amended and supplemented, the "Trust Agreement"), among the Transferors, The Bank of New York, as owner trustee (the "Owner Trustee"), and The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"). The corpus of the Issuer consists of (a) a portfolio of certain receivables (the "Receivables") arising from time to time in connection with dealer floorplan financing accounts identified under the Transfer and Servicing Agreements, each dated as of August 1, 2001 (as amended and supplemented, the "Transfer and Servicing Agreements"), among the applicable Transferor, Ford Motor Credit Company, as servicer (the "Servicer"), and the Issuer from time to time (the "Accounts"), (b) certain Receivables generated under the Accounts from time to time thereafter, (c) certain funds collected or to be collected from account holders in respect of the Receivables, (d) all funds which are from time to time on deposit in the Collection Account and in the Series Accounts, (e) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Notes and (f) all other assets and interests constituting the Issuer. Although a summary of certain provisions of the Transfer and Servicing Agreements, the Trust Agreement and the Indenture (collectively, the "Agreements") is set forth below, this Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from the Owner Trustee by writing to the Owner Trustee at its Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreements.

         This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor named above by virtue of its acceptance hereof assents and is bound.

         The Receivables consist of receivables that arise from time to time in connection with the purchase and financing by various retail motor vehicle dealers of their new and used automobile and light-duty truck inventory.

         This Certificate is one of the Certificates representing the ownership interest in the Transferor Interest, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Indenture. The aggregate interest represented by the Certificates at any time in the Receivables in the Issuer may not exceed the Transferor Interest at such time. In addition to the Certificates, (a) Notes will be issued to investors pursuant to the Indenture, which will represent obligations of the Issuer, and (b) Supplemental Certificates may be issued pursuant to the Trust Agreement, which will represent that portion of the Transferor Interest not allocated to the Transferors. This Certificate represents an interest in the Collection Account or the Series Accounts, subject to the lien of the Notes and only as expressly provided in the Agreements, or any Series Enhancements.

         Unless otherwise specified in an Indenture Supplement with respect to a particular Series the Transferors have entered into the Transfer and Servicing Agreements, and the Certificates representing the Transferor Interest are issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) the Notes of each Series that characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferors secured by the Receivables and (b) the Issuer will not be treated as an association taxable as a corporation. Each Transferor, by entering into the applicable Transfer and Servicing Agreement and by the acceptance of this Certificate, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of such Transferor.

         Subject to certain conditions and exceptions specified in the Agreements, the obligations created by the Agreements and the Issuer created thereby will terminate upon the earlier of (a) December 31, 2016 and (b) the day following the day on which the right of all Series of Notes to receive payments from the Issuer has terminated (the "Trust Termination Date"); provided that the Transferors have delivered a written notice to the Owner Trustee electing to terminate the Issuer.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual signature, this Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, this Certificate has been duly executed by a duly authorized officer of the Owner Trustee.

Dated:  ____________
                           FORD CREDIT FLOORPLAN MASTER OWNER TRUST A

                           By: THE BANK OF NEW YORK,
                               not in its individual capacity but solely as
                               Owner Trustee


                               By  ___________________________________________
                                             Authorized Signatory

Certificate of Authentication


This is one of the Certificates described in the within mentioned Trust
Agreement.


THE BANK OF NEW YORK,
not in its individual capacity but solely as Owner Trustee


By ___________________________________________
          Authorized Signatory